Exhibit 32.2

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Kansas City Power & Light Company (the "Company") for the annual period ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Terry Bassham, as Chairman, Chief Executive Officer and President of the Company, and James C. Shay, as Senior Vice President - Finance and Strategic Development and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Terry Bassham
Name: Title:	Terry Bassham Chairman, Chief Executive Officer and President
Date:	February 26, 2014

/s/ James C. Shay
Name: Title:	James C. Shay Senior Vice President - Finance and Strategic Development and Chief Financial Officer
Date:	February 26, 2014